SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2003

CRYO-CELL International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3165 McMullen Booth Road, Bldg. B, Clearwater, FL	33761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 450-8000

Not applicable

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure.

Pharmastem Litigation. In February 2002, Pharmastem Therapeutics, Inc. filed an action in the United States District Court of Delaware against the Company and other companies involved in cord blood banking, alleging patent infringement. On October 29, 2003, the jury in the litigation returned a verdict adverse to the Company and the other three co-defendants with respect to most of the issues presented. The Company believes the jury’s verdict is inconsistent with the evidence at trial. The Company intends to seek to have the trial court overturn the verdict, and if necessary, to appeal to the federal Court of Appeals. The Company believes its position is meritorious and that it will ultimately prevail.

Decision in Appeal of Nasdaq Delisting. In July 2003, the Company’s common stock was delisted from The Nasdaq SmallCap Market under a decision of the Nasdaq Listing Qualifications Panel. The Company appealed this decision to the Nasdaq Listing and Hearing Review Council. On October 24, 2003, the Review Council affirmed the Listing Panel’s decision to delist the Company’s common stock. The Company’s common stock will continue to trade on the Over-the-Counter Bulletin Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31, 2003	CRYO-CELL INTERNATIONAL, INC. (Registrant) By: /s/ Jill M. Taymans Name: Jill M. Taymans Title: Vice President, Finance